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EXHIBIT 32

Officer Certification under 18 USC 1350

        We, the undersigned Chief Executive Officer and Chief Financial Officer of AXS-One Inc. (the "issuer"), do hereby certify that this Quarterly Report on Form 10-Q fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the issuer.

AXS-ONE INC.
Date: May 15, 2003	By:	/s/ JOHN A. RADE John A. Rade Chief Executive Officer, President and Director
	By:	/s/ WILLIAM G. LEVERING III William G. Levering III Vice President, Chief Financial Officer, and Treasurer

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Officer Certification under 18 USC 1350